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                                                                    Exhibit 23.4



                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We consent to the incorporation by reference in this registration statement on Form S-3 of our report dated January 17, 1996, on our audit of the financial statements of Troy Hotel Investors and our report dated February 7, 1995, on our audits of the financial statements of Troy Park Associates, which reports are included on Form 10-K for the year ended December 31, 1995 of Patriot American Hospitality, Inc. (File No. 0-26528).



COOPERS & LYBRAND L.L.P.



Pittsburgh, Pennsylvania
September 27, 1996